EXHIBIT 99.1

NEWS	Contact: Clay Williams (713) 346-7606
FOR IMMEDIATE RELEASE
NATIONAL OILWELL VARCO ANNOUNCES
FIRST QUARTER 2008 EARNINGS AND BACKLOG
HOUSTON, TX, April 30, 2008 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its first quarter ended March 31, 2008 it earned net income of $397.6 million, or $1.11 per fully diluted share, compared to fourth quarter ended December 31, 2007 net income of $376.7 million, or $1.05 per fully diluted share. Earnings per share increased 42 percent compared to the first quarter of 2007, when the Company earned $275.9 million or $0.78 per fully diluted share.
Reported revenues for the first quarter were $2,685.4 million, an increase of 1 percent from the fourth quarter of 2007 and an increase of 24 percent from the first quarter of 2007. Operating profit for the quarter was $568.5 million or 21.2 percent of sales. Operating profit flow-through, or the increase in operating profit divided by the increase in revenue, was 27 percent from the first quarter of 2007 to the first quarter of 2008.
Backlog for capital equipment orders for the Company’s Rig Technology segment at March 31, 2008 increased to $9.9 billion, compared to $9.0 billion at December 31, 2007, with new orders during the quarter of $2.0 billion. The increase in the Company’s backlog for capital equipment reflected the strong demand for its drilling equipment products, particularly for offshore rigs.
Pete Miller, Chairman, President and CEO of National Oilwell Varco, remarked, “We are off to a good start in 2008. Our record backlog for drilling equipment continues to provide us with unprecedented visibility. We expect demand for our drilling equipment, particularly for international offshore projects, to remain strong into 2008.
We are also excited about our recently completed merger with Grant Prideco. We believe this acquisition complements our existing offering of oilfield products and services and will benefit our customers’ needs. We would like to welcome the Grant Prideco employees to the National Oilwell Varco organization.”
Rig Technology
First quarter revenues for the Rig Technology segment were $1,602.9 million, an increase of 1 percent over the fourth quarter of 2007 and an increase of 31 percent from the first quarter of 2007. Operating profit for this segment was $406.0 million, or 25.3 percent of sales. Operating profit flow-through from the first quarter of 2007 to the first quarter of 2008 was 36 percent.

Revenue out of backlog for the segment declined 4 percent sequentially and rose 43 percent year-over-year, to $1,131.9 million for the first quarter of 2008.
Petroleum Services & Supplies
Revenues for the first quarter of 2008 for the Petroleum Services & Supplies segment were $829.8 million, up 1.5 percent compared to fourth quarter results and up 20 percent from the first quarter of 2007. The segment benefited from strong results in international markets. Operating profit was $195.2 million, or 23.5 percent of revenue, an increase of 3 percent from the fourth quarter. Operating profit flow-through from the fourth quarter of 2007 to the first quarter of 2008 was 49 percent, and operating profit flow-through from the first quarter of 2007 to the first quarter of 2008 was 18 percent.
Distribution Services
The Distribution Services segment generated first quarter revenues of $365.7 million, which were flat sequentially and represented a 4 percent increase from the first quarter of 2007. First quarter operating profit was $18.8 million or 5.1 percent of sales.
The Company has scheduled a conference call for April 30, 2008, at 9:00 a.m. Central Time to discuss first quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 303-262-2141 prior to the scheduled start time.
National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.
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NATIONAL OILWELL VARCO, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,139.4	$1,841.8
Receivables, net	2,258.6	2,099.8
Inventories, net	2,821.4	2,574.7
Costs in excess of billings	766.2	643.5
Deferred income taxes	156.5	131.5
Prepaid and other current assets	323.0	302.5

Total current assets	8,465.1	7,593.8

Property, plant and equipment, net	1,262.6	1,197.3
Deferred income taxes	67.7	55.6
Goodwill	2,525.4	2,445.1
Intangibles, net	761.0	774.1
Other assets	18.7	49.0

	$13,100.5	$12,114.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$663.6	$604.0
Accrued liabilities	1,960.2	1,761.4
Billings in excess of costs	1,605.4	1,396.1
Current portion of long-term debt and short-term borrowings	5.6	152.8
Accrued income taxes	263.1	112.4

Total current liabilities	4,497.9	4,026.7

Long-term debt	737.4	737.9
Deferred income taxes	604.4	564.3
Other liabilities	65.0	61.8

Total liabilities	5,904.7	5,390.7

Commitments and contingencies

Minority interest	63.6	62.8

Stockholders’ equity:
Common stock — par value $.01; 357,815,569 and 356,867,498 shares issued and outstanding at March 31, 2008 and December 31, 2007	3.6	3.6
Additional paid-in capital	3,644.2	3,617.2
Accumulated other comprehensive income	242.7	195.0
Retained earnings	3,241.7	2,845.6

	7,132.2	6,661.4

	$13,100.5	$12,114.9

NATIONAL OILWELL VARCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenue:
Rig technology	$1,602.9	$1,219.8
Petroleum services and supplies	829.8	691.8
Distribution services	365.7	351.9
Eliminations	(113.0)	(97.8)

Total revenue	2,685.4	2,165.7
Gross profit	796.6	615.0
Gross profit %	29.7%	28.4%
Selling, general, and administrative	228.1	187.9

Operating profit	568.5	427.1

Interest and financial costs	(10.0)	(12.3)
Interest income	15.7	9.1
Other income (expense), net	13.5	(2.9)

Income before income taxes and minority interest	587.7	421.0
Provision for income taxes	188.1	140.7

Income before minority interest	399.6	280.3
Minority interest in income of consolidated subsidiaries	2.0	4.4

Net income	$397.6	$275.9

Net income per share:
Basic	$1.12	$0.78

Diluted	$1.11	$0.78

Weighted average shares outstanding:
Basic	356.1	351.8

Diluted	358.6	355.1

NATIONAL OILWELL VARCO, INC.
OPERATING PROFIT — SUPPLEMENTAL SCHEDULE (Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2008	2007	2007
Revenue:
Rig technology	$1,602.9	$1,219.8	$1,593.8
Petroleum services and supplies	829.8	691.8	817.6
Distribution services	365.7	351.9	365.7
Eliminations	(113.0)	(97.8)	(118.2)

Total Revenue	$2,685.4	$2,165.7	$2,658.9

Operating profit:
Rig technology	$406.0	$268.8	$410.5
Petroleum services and supplies	195.2	171.0	189.2
Distribution services	18.8	24.9	20.9
Unallocated expenses and eliminations	(51.5)	(37.6)	(45.9)

Total operating profit	$568.5	$427.1	$574.7

Operating profit %:
Rig technology	25.3%	22.0%	25.8%
Petroleum services and supplies	23.5%	24.7%	23.1%
Distribution services	5.1%	7.1%	5.7%
Other unallocated	—	—	—

Total operating profit	21.2%	19.7%	21.6%

NATIONAL OILWELL VARCO, INC.
AS ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2008	2007	2007
Reconciliation of EBITDA (Note 1):
GAAP net income	$397.6	$275.9	$376.7
Provision for income taxes	188.1	140.7	185.3
Interest expense	10.0	12.3	13.4
Depreciation and amortization	61.5	47.3	58.5

EBITDA (Note 1)	$657.2	$476.2	$633.9

Note 1:	EBITDA means earnings before interest, taxes, depreciation, and amortization, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc. Clay Williams, (713) 346-7606 Clay.Williams@nov.com